Exhibit 99.1

Flying Eagle Announces Effectiveness of Registration Statement for

Proposed Business Combination with Skillz

Special Meeting Scheduled for December 16, 2020

LOS ANGELES, CA, December 1, 2020 – Flying Eagle Acquisition Corp., a Delaware corporation (the “Company”) (NYSE: FEAC.U, FEAC, FEAC WS), announced today that its registration statement on Form S-4 (File No. 333-248638) (as amended, the “Registration Statement”), relating to the previously announced business combination (the “Business Combination”) with Skillz Inc. (“Skillz”), has been declared effective by the U.S. Securities and Exchange Commission (“SEC”) and that it has commenced mailing the definitive proxy statement/prospectus relating to the Special Meeting (the “Special Meeting”) of the Company’s stockholders to be held on December 16, 2020 in connection with the Business Combination. The proxy statement/prospectus is being mailed to the Company’s stockholders of record as of the close of business on November 6, 2020 (the “Record Date”). Notice of the Special Meeting was mailed on December 1, 2020 to stockholders of record as of the Record Date.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company filed the Registration Statement with the SEC, which includes a proxy statement/prospectus that is both the proxy statement to be distributed to the Company’s stockholders in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination and other matters described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Business Combination. The Registration Statement was declared effective by the SEC on December 1, 2020 and the definitive proxy statement/prospectus and other relevant documents have been mailed to the Company’s stockholders as of the Record Date. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus included in the Registration Statement, as these materials contain important information about the parties to the Business Combination. Stockholders may also obtain copies of the proxy statement/prospectus and other documents filed with the SEC, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Flying Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, President, Chief Financial Officer and Secretary, (310) 209-7280.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the definitive proxy statement/prospectus included in the Registration Statement, and is available free of charge from the sources indicated above.

Skillz and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Contacts

For Skillz PR: skillz@icrinc.com

For Skillz IR: ir@skillz.com

For Flying Eagle: jeff@prioritypr.net; +1 818-661-6368, ext. 4